Exhibit 10.39
                     FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of March 4, 1999, by and between I-LINK INCORPORATED, a Florida corporation (the "Borrower"), and WINTER HARBOR, L.L.C., a Delaware limited liability company (the "Lender").

                                 RECITALS:

     A. The Borrower and Lender entered into a Loan Agreement, dated as of January 15, 1999, pursuant to which Lender agreed to make available to the Borrower up to $8,000,000 (the "Original Agreement").

     B. The Borrower has requested and the Lender has agreed to amend certain provisions of the Original Agreement as provided herein. The Original Agreement, as amended hereby, shall be referred to as the "Loan Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

                                AGREEMENTS

          In consideration of the foregoing Recitals and of the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank, intending to be legally bound, hereby agree as follows:

          1.  Amendments.

     (a) Section 1.6(b)(iii) of the Original Agreement shall be amended in its entirety to read as follows:

               (iii) Rights Offering. Borrower shall make a rights offering (the "Rights Offering") to all of its existing shareholders for $20,000,000 of a newly created class of Series N Convertible Preferred Stock (the "Series N Stock") having the terms and conditions set forth on Schedule I attached hereto and such other terms and conditions as may be reasonably acceptable to Borrower and Lender. Borrower shall file the documents relating to the Rights Offering with the Securities and Exchange Commission (the "SEC") no later than January 15, 1999. If Borrower mails the Rights Offering materials to its shareholders by the earlier of April 22, 1999 and that business day which is three business days following the receipt of clearance from the SEC (the "Mailing Date"), and consummates the Rights Offering by the earlier of May 29, 1999 and that business day which is the first business day following the 35th calendar day from the Mailing Date (the "Consummation Date"), then, so long as Borrower shall have notified Lender of such conversion on or prior to April 26, 1999, Borrower shall cause the outstanding principal amount of the Loans, together with all accrued interest to be converted into Series N Stock. Lender shall have the right, but
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          not the obligation, to subscribe for any Series N Stock not otherwise subscribed for as part of the Rights Offering.

     (b) The third sentence of Section 1.9 of the Original Agreement shall be amended in its entirety and replaced with the following:

          At the Lender's option, the amount of Lender's commitment in
          Section 1 shall be reduced by the aggregate stated amount of any Standby Letters of Credit issued pursuant to this Section.

     (c) Section 1.10(a) of the Original Agreement shall be amended in its entirety to read as follows:

                Section 1.10   Warrants.

                (a) As further consideration for Lender's commitment to make available the Loans and to arrange the Standby Letter of Credit, Borrower will grant to Lender warrants ("Warrants") to purchase a certain number of shares of the Borrower's common stock pursuant to the terms of a Warrant Agreement (the "Warrant Agreement"). Such Warrant Agreement shall have an exercise period of 7.5 years from the date hereof and shall grant the Lender the right to acquire (i) one Warrant for (A) every $10 in Loan proceeds made available to the Borrower hereunder and (B) every $10 of the aggregate stated amount of the Standby Letters of Credit and (ii) an additional nine Warrants for (A) every $10 in Loan proceeds made available to the Borrower hereunder upon the occurrence of an Event of Default or if the Loan is not paid in full on or before April 26, 1999 and (B) every $10 of the aggregate stated amount of the Standby Letters of Credit upon the occurrence of an Event of Default or if the Loan is not paid in full on or before April 26, 1999 or if there is a draw on any Standby Letter of Credit; provided, however, in the event that a Equity Transaction (as defined below) occurs on or after February 1, 1999 and on or before April 26, 1999, then the Borrower shall issue to the Lender the additional Warrants referenced in subclauses (ii) (A) and (B) of this Section 1.10 prior to such Equity Transaction. As used herein, "Equity Transaction" shall mean (pursuant to a single transaction or a series of related transactions by a single party or related parties (other than the Lender)) (i) the acquisition of 20% or more of the Borrower's capital stock; (ii) the sale of all or substantially all of the assets of the Borrower; (iii) repayment, directly or indirectly, of all or any portion of the Loan in connection with the sale of the Borrower's capital stock or the sale or license of the Borrower's technology or (iv) repayment, directly or indirectly, of all or any portion of the Loan in connection with the Rights Offering.

          2. Additional Amendment to Warrant Agreement. The Borrower and the Lender are parties to that certain Series K Warrant Agreement, dated as of January 15, 1999 (the "Series K Warrant Agreement"). The Borrower and Lender hereby agree that each reference to "March 15, 1999" contained in the Series K Warrant Agreement shall be deleted and replaced in lieu thereof with "April 26, 1999".

          3.  Issuance of New Promissory Note.  In the event that the
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Borrower is deemed to have borrowed more than $8,000,000 pursuant to Section 1.9 of the Loan Agreement upon the draw of any Standby Letter of Credit, the Borrower agrees to immediately deliver a new note (the "New Note") to the Lender in the amount deemed borrowed pursuant to the Loan Agreement. The New Note shall be in substantially the same form as the Note, dated as of November 10, 1998, executed in connection with the Original Agreement.

          4. Representations and Warranties. Each and every representation and warranty set forth in the Original Agreement is hereby confirmed and ratified, in all material respects, by the Borrower, and such representations and warranties as so confirmed and ratified shall be deemed to have been made and undertaken as of the date of this Amendment as well as at the time they were made and undertaken.

          5. Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when the Lender and the Borrower have each executed at least one counterpart. This Amendment may be delivered to such other party via fax. Any party's faxed signature shall be deemed an original and binding signature as of the date set forth above.

          6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware with the exception of its conflicts of laws provisions.

          7. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Lender and the Borrower and their respective successors and assigns.

          8. Reference to Original Agreement. Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the Amendment to the Original Agreement accomplished hereby, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Original Agreement in the other agreements, documents or instruments executed and delivered pursuant to the Loan Agreement, shall be deemed a reference to the Original Agreement, as amended hereby.

          9. No Other Modifications. Except as expressly provided in this Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.















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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                I-LINK INCORPORATED

                                By:  /s John Edwards
                                     John Edwards, President


                                WINTER HARBOR, L.L.C.

                                By:  First Media, L.P., its member

                                     By:  First Media Corporation,
                                          its sole general partner

                                By:  /s Ralph W. Hardy Jr.
                                     Ralph W. Hardy Jr., Secretary




































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